6 February 2007

U.S. Bank National Association, not in its individual capacity but solely as Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of Asset Backed Securities Corporation Home Equity Loan Trust, Series RFC 2007-HE1

External ID: 9357467N3

______________________________________________________________________________

Dear Sir/Madam

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction").  This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means U.S. Bank National Association, not in its individual capacity but solely as Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of Asset Backed Securities Corporation Home Equity Loan Trust, Series RFC 2007-HE1.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the "Definitions") are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

Any term used herein but not defined herein shall have the meaning specified in the Pooling and Servicing Agreement for Asset Backed Securities Corporation Home Equity Loan Trust, Series RFC 2007-HE1 (the "PSA") dated as of 1 January 2007, by and among DLJ Mortgage Capital, Inc. as the seller, Asset Backed Securities Corporation as the depositor, Select Portfolio Servicing, Inc. as the servicer, OfficeTiger Global Real Estate Services Inc. as the loan performance advisor and U.S. Bank National Association as the trustee, as amended and supplemented from time to time.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 6 February 2007 as amended and supplemented from time to time (the "Agreement"), between you and us.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.

The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:

For any Payment Date, the Notional Amount will be determined based on the following:

1.

If the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates for the immediately preceding Distribution Date after giving effect to distributions on such Distribution Date (or for the Effective Date with respect to the first Payment Date) divided by 100 is greater than the Lower Bound as set forth in the Additional Terms for such Payment Date and less than the Upper Bound as set forth in the Additional Terms for such Payment Date, the Notional Amount will equal such aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates divided by 100.

2.

If the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates for the immediately preceding Distribution Date after giving effect to distributions on such Distribution Date (or for the Effective Date with respect to the first Payment Date) divided by 100 is less than or equal to the Lower Bound as set forth in the Additional Terms for such Payment Date, the Notional Amount will equal such Lower Bound.

3.

If the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates for the immediately preceding Distribution Date after giving effect to distributions on such Distribution Date (or for the Effective Date with respect to the first Payment Date) divided by 100 is greater than or equal to the Upper Bound as set forth in the Additional Terms for such Payment Date, the Notional Amount will equal such Upper Bound.

Trade Date:

20 December 2006

Effective Date:

6 February 2007

Termination Date:

25 January 2012, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer

Period End Dates:

The 25th calendar day of each month commencing on 25 February 2007, using No Adjustment.

Fixed Rate Payer

Payment Dates:

One Business Day prior to each Fixed Rate Payer Period End Date.

Fixed Rate Payer

Initial Calculation Period:

From and including 6 February 2007 up to but excluding the Fixed Rate Payer Period End Date scheduled to occur on 25 February 2007.

Fixed Rate:

5.1485 per cent.

Fixed Amount:

The amount calculated pursuant to Section 5.1(a) of the 2000 ISDA Definitions as the Fixed Amount shall be multiplied by 100 for each Calculation Period and the resulting product shall be the actual Fixed Amount for such Calculation Period.

Fixed Rate

Day Count Fraction:

30/360

Floating Amounts:

Floating Rate Payer:

CSIN

Floating Rate Payer

Period End Dates:

The 25th calendar day of each month commencing on 25 February 2007, subject to adjustment in accordance with Following Business Day Convention.

Floating Rate Payer

Payment Dates:

One Business Day prior to each Floating Rate Payer Period End Date

Floating Rate Payer

Initial Calculation Period:

From and including 6 February 2007 up to but excluding the Floating Rate Payer Period End Date scheduled to occur on 26 February 2007, subject to adjustment in accordance with Following Business Day Convention.

Floating Amount:

The amount calculated pursuant to Section 6.1(a) of the 2000 ISDA Definitions as the Floating Amount shall be multiplied by 100 for each Calculation Period and the resulting product shall be the actual Floating Amount for such Calculation Period.

Floating Rate Option:

USD-LIBOR-BBA

Designated Maturity:

1 month

Spread:

None

Floating Rate

Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period, except that the Designated Maturity in respect of the initial Calculation Period shall be the Linear Interpolation of 2 weeks and 1 month

Compounding:

Inapplicable

Business Day:

New York

Calculation Agent:

CSIN

4.

Account Details:

Payments to CSIN:

As advised separately in writing

Payments to Counterparty:

US Bank N.A.

ABA:  091000022

DDA:  173103322058

Ref:  Asset Backed Securities Corporation Home Equity Loan Trust, Series RFC 2007-HE1

Trust A/C:108944002 Supplemental Interest Trust

5.

Calculation of Market Quotation or Loss following a designation of an Early Termination   Date:

Upon designation of an Early Termination Date with respect to this Transaction, the relevant party in calculating the Market Quotation or Loss, as appropriate, for this Transaction shall take into account the anticipated amortization of the aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates for all Calculation Periods that would otherwise have ended on Payment Dates that would otherwise have fallen after such Early Termination Date.

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the “Agent”), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period ending on the Period End Date Scheduled to occur on:	Lower Bound	Upper Bound
February 25, 2007	6,565,000	6,565,000
March 25, 2007	6,451,623	6,498,894
April 25, 2007	6,319,780	6,424,814
May 25, 2007	6,169,886	6,342,910
June 25, 2007	6,002,516	6,253,366
July 25, 2007	5,818,408	6,156,426
August 25,2007	5,618,461	6,052,297
September 25, 2007	5,403,794	5,941,248
October 25, 2007	5,176,695	5,823,574
November 25, 2007	4,956,831	5,699,552
December 25, 2007	4,746,369	5,569,620
January 25, 2008	4,544,921	5,434,120
February 25, 2008	4,352,097	5,293,448
March 25, 2008	4,167,586	5,148,022
April 25, 2008	3,990,957	4,998,304
May 25, 2008	3,821,871	4,845,193
June 25, 2008	3,660,003	4,695,893
July 25, 2008	3,505,043	4,551,186
August 25,2008	3,356,695	4,410,938
September 25, 2008	3,214,011	4,274,717
October 25, 2008	3,065,291	4,141,277
November 25, 2008	2,748,205	3,944,423
December 25, 2008	2,455,298	3,753,590
January 25, 2009	2,199,404	3,572,965
February 25, 2009	1,980,846	3,401,965
March 25, 2009	1,870,757	3,240,228
April 25, 2009	1,774,790	3,087,351
May 25, 2009	1,684,110	2,986,083
June 25, 2009	1,598,317	2,891,008
July 25, 2009	1,517,137	2,798,972
August 25,2009	1,439,623	2,708,346
September 25, 2009	1,362,786	2,612,791
October 25, 2009	723,990	1,234,311
November 25, 2009	657,482	1,105,141
December 25, 2009	630,593	1,061,327
January 25, 2010	604,870	1,019,485
February 25, 2010	580,260	979,560
March 25, 2010	556,711	941,453
April 25, 2010	534,175	907,109
May 25, 2010	512,605	878,967
June 25, 2010	491,957	852,816
July 25, 2010	472,188	827,477
August 25,2010	453,257	802,894
September 25, 2010	416,751	719,780
October 25, 2010	357,050	557,423
November 25, 2010	341,815	534,308
December 25, 2010	329,193	518,423
January 25, 2011	317,303	503,862
February 25, 2011	305,846	489,706
March 25, 2011	294,805	475,947
April 25, 2011	284,164	462,571
May 25, 2011	273,910	449,569
June 25, 2011	264,028	436,931
July 25, 2011	254,505	424,645
August 25,2011	245,326	412,703
September 25, 2011	236,480	401,095
October 25, 2011	227,952	389,807
November 25, 2011	219,731	378,834
December 25, 2011	211,808	368,166
January 25, 2012	204,170	357,795

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

Credit Suisse International

By: /s/ Carole Villoresi

Name: Carole Villoresi

Title: Authorized Signatory

Confirmed as of the date first written above:

U.S. Bank National Association, not in its individual capacity but solely as Trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of Asset Backed Securities Corporation Home Equity Loan Trust, Series RFC 2007-HE1.

By: /s/ Sheryl Christopherson

Name: S. Christopherson

Title: Vice President